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                                                                   EXHIBIT 10(a)
                                      FORM
                                       OF
                               INDEMNITY AGREEMENT
                               -------------------

             This Indemnity Agreement (this "Agreement") is made as of this ____ day of ____________ by and between The Sherwin-Williams Company, an Ohio corporation ("the Company"), and __________ (the "Indemnitee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

             WHEREAS, the Indemnitee has agreed to serve or to continue to serve in one or more of the following capacities: as a director, officer, employee or agent (an "Official") of the Company or one or more of its subsidiaries and in such capacity will render valuable services to the Company;

             WHEREAS, the Company has investigated the sufficiency of liability insurance and Ohio statutory indemnification provisions to provide its Officials and its subsidiaries' Officials with adequate protection against various legal risks and potential liabilities to which such individuals are subject due to their position with the Company or its subsidiaries and has concluded that such insurance and statutory provisions may provide inadequate and unacceptable protection;

             WHEREAS, the Company has further determined that its prior form of indemnification agreement entered into with certain of its Officials should be replaced with a new form of indemnity agreement;

             WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as Officials of the Company or one or more of its subsidiaries, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu hereof, that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company, its subsidiaries and its shareholders;

             WHEREAS, the parties agree that it is their intent that the Company indemnify the Indemnitee to the fullest extent permitted by law and, therefore, that this Agreement be construed and enforced to effectuate such intent; and

             WHEREAS, to the extent that a change in Ohio law or the laws of any other jurisdiction under which the Company is organized at the time (whether by statute or judicial decision) permits greater indemnification by agreement than



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would be afforded currently under the Regulations of the Company and this
Agreement, it is the further intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

             NOW, THEREFORE, in consideration of the services of the Indemnitee and in order to induce the Indemnitee to serve or continue to serve as an Official of the Company or one or more of its subsidiaries and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally binding hereby, the Company and the Indemnitee do hereby agree as follows:

             1. AGREEMENT TO SERVE. The Indemnitee agrees to serve as an Official of the Company or one or more of its subsidiaries for so long as the Indemnitee is duly elected or appointed, or until such time as the Indemnitee tenders the Indemnitee's resignation in writing or is otherwise removed from the Indemnitee's position, or until Indemnitee's relationship and/or employment with the Company is terminated.

             2 INDEMNIFICATION IN THIRD PARTY ACTIONS. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 2 if, whether prior to, on or after the date of this Agreement, the Indemnitee is or has been a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company or a subsidiary of the Company to procure a judgment in its favor), by reason of or arising out of the fact that the Indemnitee is or was an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or partnership, joint venture, trust, or other enterprise ("Another Enterprise"), or in relation to any action taken or omitted by the Indemnitee on behalf of the Company, one or more of its subsidiaries or Another Enterprise, against all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement (provided that any settlement be approved in writing by the Company, which approval shall not be unreasonably withheld) of such Proceeding, to the highest and most advantageous extent to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

                    (a) The benefits provided by the Company's Regulations, as amended (the "Regulations") in effect on the date hereof, a copy of the relevant provisions of which are attached hereto as Exhibit A;


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                    (b) The benefits provided by the Company's Amended Articles of Incorporation, as further amended, and the Regulations in effect at the time the Proceeding is initiated or the Expenses are incurred by the Indemnitee;

                    (c) The benefits allowable under Ohio law in effect at the date hereof;

                    (d) The benefits allowable under the laws of the jurisdiction under which the Company is organized at the time the Proceeding is initiated or the Expenses are incurred by the Indemnitee;

                    (e) The benefits available under any liability insurance obtained by the Company; and

                    (f) Such other benefits as are or may be otherwise available to the Indemnitee.

             Combination of two or more of the benefits provided by clauses (a) through (f) shall be available to the extent that the Applicable Documents, as hereinafter defined, do not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in clauses (a) through (f) above is called the "Applicable Document" in this Agreement. The Company hereby undertakes to use its best efforts to assist the Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under clauses (a) through (f) above.

             3 INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify the Indemnitee in accordance with the provisions of this Section 3 if, whether prior to, on or after the date of this Agreement, the Indemnitee is or has been a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company or a subsidiary of the Company to procure a judgment in its favor by reason of or arising out of the fact that Indemnitee was or is an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of Another Enterprise, or in relation to any action taken or omitted by the Indemnitee on behalf of the Company, one or more of its subsidiaries or Another Enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the same extent provided in Section 2 above.



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             4.     CONCLUSIVE PRESUMPTION REGARDING STANDARD OF CONDUCT.

                    (a) The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by the Applicable Documents for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards by (i) the Board of Directors of the Company by a majority vote of a quorum thereof consisting of Directors who were not parties, or are not threatened to be made parties, to such Proceeding or any other Proceeding arising from the same or similar facts ("Disinterested Directors"), (ii) if such a quorum is not obtainable or if such quorum is obtainable and a majority of such quorum directs, a written opinion by Independent Legal Counsel (compensated by the Company), or (iii) if there are no Disinterested Directors or if a majority of Disinterested Directors (whether or not a quorum) directs, the shareholders of the Company entitled to vote in the election of Directors by majority vote; provided, however, that any such determination to be made after a Change of Control shall be made only pursuant to clause (ii) if the Indemnitee so elects.

                    (b) Prior to any decision under clauses (a)(i) or (a)(ii) above, an Official will be given an opportunity, together with counsel, to be heard before the Board of Directors if such decision is being made pursuant to clause (a)(i), or the Independent Legal Counsel if such decision is being made pursuant to clause (a)(ii).

                    (c) The determination will be made as promptly as possible.

             5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by any Applicable Document.

             6. ADVANCES OF EXPENSES. The Expenses incurred by the Indemnitee in any Proceeding shall be paid by the Company within twenty days of the written request of the Indemnitee to the fullest extent permitted by any Applicable Document; provided that the Indemnitee shall undertake in writing, in the form attached hereto as Exhibit B, to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification under the Applicable Document.


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             7. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.

              8. INDEMNIFICATION PROCEDURE; DETERMINATION OF RIGHT TO INDEMNIFICATION.

                    (a) Promptly after receipt by the Indemnitee of written notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. The omission so to notify the Company will relieve it from any liability which it may have to the Indemnitee under this Agreement only to the extent that the Company is able to establish that its ability to avoid such liability was materially prejudiced by such omission. Any such omission, however, will not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement.

                    (b) If a claim under this Agreement is not paid by the Company within twenty days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Board of Directors, the shareholders of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Board of Directors, the shareholders of the Company or Independent Legal Counsel that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action that the Indemnitee has not met the applicable standard of conduct, nor shall such failure or determination create a presumption that the Indemnitee has or has not met the applicable standard.

                    (c) The Indemnitee's Expenses incurred in connection with any proceeding concerning the Indemnitee's right to indemnification or advancement of expenses in whole or in part pursuant to this Agreement shall also be


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indemnified by the Company regardless of the outcome of such proceeding, unless a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous.

                    (d) With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall give the Company such cooperation as the Company may reasonably request and as shall be within the Indemnitee's power. The Indemnitee shall have the right to employ the Indemnitee's counsel in any Proceeding but the fees and expenses of such counsel incurred after written notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume or control the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the reasonable conclusion that there may be a conflict of interest between the Company and the Indemnitee.

             9. LIMITATIONS ON INDEMNIFICATION. No payments pursuant to this Agreement shall be made by the Company:

                    (a) To indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;


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                    (b) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under any other agreement, contract or otherwise, except in respect of any excess beyond the amount of payment under such insurance or under any such agreement, contract or otherwise;

                    (c) To indemnify or advance to the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

                    (d) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes resulting from the Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

                    (e) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.

             10. MAINTENANCE OF LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance ("D&O Insurance"), the Indemnitee shall be named as an insured under such D&O Insurance in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors and/or officers, as appropriate, under such D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance.

             11. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, the Indemnitee's spouse, heirs, estate, executors or administrators after the expiration of two years from the earlier of (i) the date the Company or any subsidiary of the Company discovers the facts underlying such cause of action, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence; provided, however, this sentence shall not be deemed to waive or toll any statute of limitations that otherwise might apply. Any claim or


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cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This section shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

             12. CHANGE OF CONTROL. As collateral security for its obligations hereunder and under similar agreements with other Officials, within the earlier of (i) five (5) business days after the occurrence of an event that in the reasonable opinion of the Board of Directors will likely result in a Change of Control or (ii) the occurrence of an actual Change of Control, the Company shall dedicate and maintain, for a period of six (6) years or such longer time as is necessary for the final disposition of any Proceeding existing at the expiration of such six year period, an escrow account in such aggregate amount as is reasonably calculated to be sufficient to satisfy any and all Expenses reasonably anticipated in connection with any and all Proceedings, which in no event shall be less than Ten Million Dollars ($10,000,000), by depositing assets or bank letters of credit in escrow that may be drawn down by an escrow agent in said amount (the "Escrow Reserve"). Promptly following the establishment of the Escrow Reserve, the Company shall (i) provide the Indemnitee with a true and complete copy of the Agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the Escrow Reserve as the Indemnitee may from time to time reasonably request, (ii) deliver an executed copy of this Agreement to the escrow agent for the Escrow Reserve to evidence to such agent that the Indemnitee is a beneficiary of the Escrow Reserve, and (iii) deliver to the Indemnitee the agent's signed receipt evidencing delivery of the Agreement to the agent. Notwithstanding anything to the contrary contained in this Section 12, any assets deposited by the Company in the Escrow Reserve shall at all times be and remain subject to the claims of the general creditors of the Company. If prior to the date of a Change of Control, the Board of Directors has actual knowledge that all third parties have abandoned or terminated their efforts to effect a Change of Control and a Change of Control at that time is unlikely and the Board of Directors so advises the escrow agent, the assets and letters of credit comprising the Escrow Reserve, if any, and any interest earned thereon, shall be returned to the Company by the escrow agent.

             13. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall not be exclusive of, and shall be in addition to, any other rights to which the Indemnitee may be entitled under the


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Company's or any subsidiary's articles of incorporation, bylaws or regulations, or any vote of shareholders or disinterested directors or applicable law, both as to action in the Indemnitee's official capacity and as to action in another capacity on behalf of the Company or any subsidiary while holding such office or position.

             14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and the Indemnitee's heirs, executors, administrators, personal representatives and assigns, and the Company, its successors (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company, and its assigns.

             15. SEPARABILITY. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

             16. ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations with respect to the subject matter hereof; provided, however, that if this Agreement, in its entirety, is held to be invalid or unenforceable for any reason, the indemnification agreement, if any, between the Company and the Indemnitee which was in effect immediately prior to the execution of this Agreement shall govern.

             17. INTERPRETATION; GOVERNING LAW; VENUE. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Ohio without regard to principles of conflicts of laws thereof. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the State of Ohio as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

             18. AMENDMENTS. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing


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signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company's or any subsidiary's charter, bylaws or regulations (or similar constitutive documents) or by amendments to any agreements other than agreements executed by the Indemnitee that expressly refer to this Agreement.

             19. NO PERSONAL LIABILITY. The Indemnitee agrees that no director, officer, employee, representative or agent of the Company or any of its subsidiaries shall be personally liable for the satisfaction of the Company's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

             20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

             21. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement, shall be in writing and shall be hand delivered, sent by express mail or other overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or telecopy, addressed as follows:

                    If to the Company:

                           The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                           Cleveland, Ohio  44115
                           Attn: Vice President, General Counsel
                             and Secretary
                           Telecopier No.: 216-566-2947

                    If to the Indemnitee:

                           To the Indemnitee's last known address

             Each party may designate by notice in writing a new address (or substitute additional persons) to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand,


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request, or communication which shall be mailed, sent, delivered, telefaxed or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a telex or telefax, the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

             22. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

             23. NOT EMPLOYMENT CONTRACT. Neither this Agreement nor any action taken hereunder shall be construed either (i) as a contract of employment or
(ii) as giving Indemnitee any right to be retained in the employ or otherwise as an Official.

             24. DEFINITIONS. As used herein the following terms shall have the following meanings:

                    (a) The term "PROCEEDING" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or one or more of its subsidiaries, or otherwise, and whether of a civil, criminal or administrative or investigative nature, or otherwise, and whether formal or informal, by reason of or arising out of the fact that the Indemnitee is or was an Official of the Company or one or more of its subsidiaries, or is or was serving at the request of the Company or a subsidiary of the Company as an Official, trustee, member or manager of Another Enterprise, or relating in any way to any actions taken or omitted by the Indemnitee on behalf of the Company, one or more of its subsidiaries or Another Enterprise, in all cases whether or not the Indemnitee is serving in such capacity at the time any liability or Expenses are incurred for which indemnification or reimbursement is to be provided under this Agreement. For purposes of this Agreement, references to "Another Enterprise" shall include, without limitation, employee benefit plans for employees of the Company or its subsidiaries without regard to ownership of such plans.

                    (b) The term "EXPENSES" shall include, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel


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and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement (provided that any settlement be approved in writing by the Company, which approval shall not be unreasonably withheld) by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise.

                    (c) The term "INDEPENDENT LEGAL COUNSEL" shall mean legal counsel retained jointly by, and mutually acceptable to, the Company and the Indemnitee. The Indemnitee and the Company each may submit no more than three
(3) candidates for the position of Independent Legal Counsel. All candidates shall disclose to the Indemnitee and the Company any circumstances likely to affect his or her impartiality, including, without limitation, bias, interest in the resolution of the Proceeding, and past or present relations with the Indemnitee, the employer of the Indemnitee or the Company. Under no circumstances shall the Independent Legal Counsel be (or have been during the six (6) year period prior to the date of such appointment) a relative, employee, officer, director or shareholder of either the Indemnitee, the employer of the Indemnitee or the Company, or an Affiliate of the employer of the Indemnitee or the Company. Each party may reject a candidate for good cause, such as reasonable concern regarding that candidate's independence, impartiality, access to confidential information or failure to meet agreed upon qualifications. Once Independent Legal Counsel has been selected and jointly retained by the parties, the Company shall pay all costs and expenses of such counsel. Independent Legal Counsel may retain such additional experts as he or she determines are necessary or useful for the rendering of his or her advice, provided that he or she in good faith determines, after notifying the Company and the Indemnitee of the selection of such expert and soliciting any objections either party might have, that such expert does not appear to have a conflict of interest. Circumstances that might cause doubt regarding the expert's independence or impartiality include bias, interest in the result of any Proceeding, and past or present relations with the Indemnitee, the employer of the Indemnitee (including an Affiliate of such employer), the Company (including an Affiliate of the Company) or their respective counsels. Under no circumstances shall any such expert be (or have been during the six (6) year period prior to the selection of the Independent Legal Counsel) a relative, employee, officer, director or shareholder of the Indemnitee, the employer of the Indemnitee or an Affiliate of such employer, the Company or an Affiliate of the Company, or an individual otherwise providing material services to the Indemnitee, the employer of the Indemnitee or the Company, or an Affiliate of the employer of the Indemnitee or the Company.


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                    (d) A person (as such term is used in Section 13(d) and
14(d)(2) of the Exchange Act shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:

                          (i)  which such person or any of such person's
"Affiliates" or "Associates" (as such terms are defined in Rule 12b-2, as in effect on April 23, 1997, of the General Rules and Regulations under the Exchange Act) is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 23, 1997;

                           (ii) which such person or any of such person's
Affiliates or Associates, directly or indirectly, has or shares the right to acquire, hold, vote (except pursuant to a revocable proxy as described in the proviso to this Section 24(d)) or dispose of such securities (whether any such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                           (iii) which are beneficially owned, directly or
indirectly, by any other person (or any Affiliate or Associate of such other person) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), with respect to acquiring, holding, voting (except as described in the proviso to this Section 24(d)) or disposing of any securities of the Company;

provided, however, that a person shall not be deemed the Beneficial Owner of, nor to beneficially own, any security if such person has the right to vote such security pursuant to an agreement, arrangement or understanding which (A) arises solely from a revocable proxy given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (B) is not also then reportable on Schedule 13D (or any comparable or successor report) under the Exchange Act; and provided, further, that nothing, in this Section 24(d) shall cause a person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition or such later date as the Board of Directors may determine in any specific case.

              (e) A "CHANGE OF CONTROL" shall be deemed to have occurred if:

                    (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who or that, together with all Affiliates and Associates of such person, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding, except:

                           (A) the Company;

                           (B) any of the Company's subsidiaries in which a
                    majority of the voting power of the equity securities or equity interests of such subsidiary is owned, directly or indirectly, by the Company;

                           (C) any employee benefit or stock ownership plan of
                    the Company or any trustee or fiduciary with respect to such a plan acting in such capacity; or

                           (D) any such person who has reported or may, pursuant
                    to Rule 13d-1(b)(1) of the General Rules and Regulations under the Exchange Act, report such ownership (but only as long as such person is the Beneficial Owner of less than fifteen percent (15%) of the shares of Common Stock then outstanding) on Schedule 13G (or any comparable or successor report) under the Exchange Act.

                    Notwithstanding the foregoing, (1) no person shall become the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) solely as the result of an acquisition of Common Stock by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock then outstanding; provided, however, that if a person becomes the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock solely by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock which have the effect of increasing such person's percentage ownership of the then-outstanding shares of Common Stock by any means whatsoever, then such person shall be deemed to have triggered a Change of Control, and (2) if the Board of Directors determines that a person who would otherwise be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause
(D) above) of the shares of Common Stock has become such inadvertently (including, without limitation, because (a) such person was unaware that it Beneficially Owned ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock or (b) such person was aware of the extent of such beneficial ownership but such person acquired beneficial ownership of such shares of Common Stock without the intention to change or influence the control of the Company) and such person divests itself as promptly as practicable of a sufficient number of shares of Common Stock so that such person would no longer be the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above), then such person shall not be deemed to be, or have been, the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in clause (D) above) of the shares of Common Stock, and no Change of Control shall be deemed to have occurred.

                    (ii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

                    (iii) There shall be consummated any consolidation, merger or other combination of the Company with any other person or entity other than:

                           (A) a consolidation, merger or other combination
                    which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent

                    (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such consolidation, merger or other combination; or

                           (B) a consolidation, merger or other combination
                    effected to implement a recapitalization and/or reorganization of the Company (or similar transaction), or any other consolidation, merger or other combination of the Company, which results in no person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), together with all Affiliates and Associates of such person, becoming the Beneficial Owner of ten percent (10%) or more (fifteen percent (15%) or more in the case of any person identified in Section 24(e)(i)(D)) of the combined voting power of the Company's then outstanding securities.

                    (iv) There shall be consummated any sale, lease, assignment, exchange, transfer or other disposition (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company (including, without limitation, any such sale, lease, assignment, exchange, transfer or other disposition effected to implement a recapitalization and/or reorganization of the Company (or similar transaction)) which results in any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), together with all Affiliates and Associates of such person, owning a proportionate share of such assets or earning power greater than the proportionate share of the voting power of the Company that such person, together with all Affiliates and Associates of such person, owned immediately prior to any such sale, lease, assignment, exchange, transfer or other disposition.

                    (v) The shareholders of the Company approve a plan of complete liquidation of the Company.

             IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                     INDEMNITEE



                                          /S/
                                     ------------------------------------------
                                     Signature


                                     THE SHERWIN-WILLIAMS COMPANY

                                     By:   /S/  John G. Breen
                                          -------------------------------------
                                     Name:  John G. Breen
                                     Title: Chairman and Chief Executive Officer